Exhibit 99.1

NU AIRE, INC.

FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 2024 AND 2023

NU AIRE, INC.

TABLE OF CONTENTS

YEARS ENDED SEPTEMBER 30, 2024 AND 2023

Independent Auditor’s Report

Board of Directors and Stockholders

Nu Aire, Inc.

Plymouth, Minnesota

Opinion

We have audited the financial statements of Nu Aire, Inc., which comprise the balance sheets as of September 30, 2024 and 2023, and the related statements of income and retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Nu Aire, Inc. as of September 30, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Financial Statements” section of our report. We are required to be independent of Nu Aire, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statements, effective October 1, 2022, Nu Aire, Inc. adopted new accounting guidance for leases. Our opinion is not modified with respect to this matter

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Nu Aire, Inc.’s ability to continue as a going concern within one year after the date that these financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

(3)

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Nu Aire, Inc.’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Nu Aire, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Forvis Mazars, LLP

Atlanta, Georgia

January 15, 2025

(4)

NU AIRE, INC.

BALANCE SHEETS

SEPTEMBER 30, 2024 AND 2023

	2024	2023
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$13,455,974	$6,893,060
Certificates of Deposit	991,082	985,473
Accounts Receivable, Net of Allowance for Credit Losses of $150,000 and $175,000, respectively	10,560,193	12,211,066
Inventories, Net	12,559,018	15,659,124
Prepaid Expenses	817,527	454,625
Income Taxes Receivable	154,818	—

Total Current Assets	38,538,612	36,203,348
PROPERTY AND EQUIPMENT
Leasehold Improvements	709,565	597,707
Machinery and Equipment	13,375,505	13,284,837
Office Furniture and Equipment	3,240,349	3,186,010
Vehicles	262,490	262,490
Software	3,240,597	3,240,597
Construction in Process	420,332	—

Total	21,248,838	20,571,641
Less: Accumulated Depreciation	(18,856,875)	(17,276,479)

Total Property and Equipment (at Depreciated Cost)	2,391,963	3,295,162
OTHER ASSETS
Noncompete Agreement, Net	20,833	270,833
Operating Right-of-Use Asset, Net	6,413,855	7,227,954
Deferred Tax Asset	606,057	891,000
Deposits	6,861	6,861

Total Other Assets	7,047,606	8,396,648

Total Assets	$47,978,181	$47,895,158

See accompanying Notes to Financial Statements

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NU AIRE, INC.

BALANCE SHEETS (CONTINUED)

YEARS ENDED SEPTEMBER 30, 2024 AND 2023

	2024	2023
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$3,650,249	$4,191,472
Current Portion of Lease Liability - Operating	1,315,402	1,071,973
Income Taxes Payable	180,539	111,821
Accrued Compensation	2,127,269	2,046,248
Accrued Commissions	1,064,020	1,487,902
Other Accrued Expenses	2,181,943	3,000,433

Total Current Liabilities	10,519,422	11,909,849
LONG-TERM LIABILITIES
Reserve for Uncertain Tax Positions	—	2,336,000
Long-Term Lease Liability - Operating (Less Current Portion)	5,376,568	6,404,789

Total Long-Term Liabilities	5,376,568	8,740,789

Total Liabilities	15,895,990	20,650,638
STOCKHOLDERS’ EQUITY
Common Stock - Par Value $0.10 Per Share; Authorized 100,000 Voting and 1,000,000 Nonvoting Shares; 27,300 Voting and 273,000 Nonvoting Shares Issued and Outstanding	30,030	30,030
Additional Paid-In Capital	12,359	12,359
Retained Earnings	32,039,802	27,202,131

Total Stockholders’ Equity	32,082,191	27,244,520

Total Liabilities and Stockholders’ Equity	$47,978,181	$47,895,158

See accompanying Notes to Financial Statements

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NU AIRE, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

YEARS ENDED SEPTEMBER 30, 2024 AND 2023

	2024		2023
	Amount	Percent	Amount	Percent
NET REVENUES	$74,850,302	100.0%	$81,501,340	100.0%
COST OF REVENUES	51,168,691	68.4	58,459,987	71.7

GROSS PROFIT	23,681,611	31.6	23,041,353	28.3
OPERATING EXPENSE
Selling Expense	11,738,103	15.7	12,103,472	14.9
General and Administrative	6,162,806	8.2	6,192,173	7.6
Research and Development	532,092	0.7	1,023,243	1.3

Total Operating Expense	18,433,001	24.6	19,318,888	23.7

INCOME FROM OPERATIONS	5,248,610	7.0	3,722,465	4.6
OTHER INCOME
Interest Income - Net	513,770	0.6	127,230	0.2
Other Income	189,840	0.3	285,040	0.3

Total Other Income	703,610	0.9	412,270	0.5

INCOME BEFORE INCOME TAXES	5,952,220	8.0	4,134,735	5.1
PROVISION FOR INCOME TAXES	513,949	0.7	1,179,000	1.4

NET INCOME	5,438,271	7.3	2,955,735	3.6
Retained Earnings - Beginning of Year	27,202,131		18,984,955
Dividends	(600,600)		—
Adoption of a New Accounting Standard - See Note 5	—		5,261,441

RETAINED EARNINGS - END OF YEAR	$32,039,802		$27,202,131

See accompanying Notes to Financial Statements

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NU AIRE, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED SEPTEMBER 30, 2024 AND 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$5,438,271	$2,955,735
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation and Amortization	1,830,395	1,984,873
Gain on Disposal of Property and Equipment	—	(2,000)
Deferred Income Taxes	(2,051,057)	802,000
Increase (Reduction) in Inventory Reserve	291,596	(100,000)
Change in Operating Assets and Liabilities:
Accounts Receivable	1,650,873	(338,989)
Prepaid Expenses	(362,902)	216,185
Inventories	2,808,510	908,100
Income Taxes	(86,100)	507,728
Accounts Payable	(541,223)	(1,093,561)
Accrued Expenses	(1,161,351)	1,099,693
ROU Asset and Lease Liability	29,307	47,726

Net Cash and Cash Equivalents Provided by Operating Activities	7,846,319	6,987,490
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(677,196)	(633,230)
Acquisition of Certificates of Deposits	(5,609)	(985,473)
Proceeds from Sale of Property and Equipment	—	2,000

Net Cash and Cash Equivalents Used by Investing Activities	(682,805)	(1,616,703)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of Dividends	(600,600)	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,562,914	5,370,787
Cash and Cash Equivalents - Beginning of Year	6,893,060	1,522,273

CASH AND CASH EQUIVALENTS - END OF YEAR	$13,455,974	$6,893,060

See accompanying Notes to Financial Statements

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Nature of Business

Nu Aire, Inc. (the “Company”) is engaged in the design, manufacture, and marketing of biological safety cabinets, CO2 water jacketed incubators, and laminar airflow products used primarily in the medical and research fields. The Company sells throughout the United States and internationally.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all investments with original maturity dates of 90 days or less to be cash equivalents.

The Company maintains cash balances in financial institutions in the United States and Canada. At times, such cash balances may be in excess of the Federal Deposit Insurance Corporation insurance limit.

Certificates of Deposit

Certificates of deposits with an original maturity greater than three months are recorded at cost.

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable and Allowance for Credit Losses

Accounts receivable, less allowances, consist primarily of trade receivables from customers and receivables from suppliers for marketing or incentive programs. The Company determines the past due status of trade receivables based on contractual terms with each customer and evaluates the collectability of accounts receivable to determine an appropriate allowance for credit losses on trade receivables. To calculate an allowance for credit losses, the Company estimates uncollectible amounts based on historical loss experience, and expectations regarding future losses. Allowances are recorded for all other receivables based on an analysis of historical trends of write-offs and recoveries. At September 30, 2024 and 2023, the allowance for credit losses was $150,000 and $175,000, respectively.

Balance - Beginning of Year	175,000
Current Period Provision for Expected Credit Losses	11,689
Direct Write-Downs Charged Against the Allowance	(36,689)

Balance - End of Year	$150,000

Inventories

Inventories consist primarily of raw materials, finished goods, and work in process. The Company accounts for all inventories at the lower of cost or net realizable value using the first-in, first-out (FIFO) method. An inventory reserve is provided for slow moving and obsolete inventory which has not had movement in the 2 most recent years.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method on property and equipment over the following estimated useful lives:

Leasehold Improvements	Lesser of Useful Life or Term of the Lease
Machinery, Furniture, and Equipment	5 to 12 Years
Vehicles	5 Years
Software	3 Years

Depreciation expense was approximately $1,579,000 and $1,734,000 for the years ended September 30, 2024 and 2023, respectively.

Adoption of New Accounting Standards

In fiscal year 2024, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which modifies the measurement of expected credit losses. The Company adopted this new guidance utilizing the modified retrospective transition method. This ASU replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company adopted the standard using the modified retrospective approach.

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Adoption of New Accounting Standards (Continued)

The adoption of this Standard did not have a material impact on the Company’s financial statements, but did change how the allowance for credit losses is determined. The Company maintains an allowance for credit losses which represents an estimate of expected credit losses based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable, historical experience and current and expected future economic conditions. The Company writes-off a receivable and charges it against its recorded allowance when management has exhausted collection efforts without success.

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2016-02, Leases (ASC 842). The new standard increases transparency and comparability among organizations by requiring the recognition of right-of-use (ROU) assets and lease liabilities on the balance sheet. Most prominent of the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases.

The Company adopted the requirements of the guidance effective October 1, 2022, and has elected to apply the provisions of this standard to the beginning of the period of adoption.

The Company has elected to adopt the package of practical expedients available in the year of adoption. The Company has elected to adopt the available practical expedient to use hindsight in determining the lease term and in assessing impairment of the Company’s ROU assets.

The Company elected the available practical expedients to account for existing capital leases and operating leases as finance leases and operating leases, respectively, under the new guidance, without reassessing (a) whether the contracts contain leases under the new standard, (b) whether classification of capital leases or operating leases would be different in accordance with the new guidance, or (c) whether the unamortized initial direct costs before transition adjustments would have met the definition of initial direct costs in the new guidance at lease commencement.

As a result of the adoption of the new lease accounting guidance, the Company recognized on October 1, 2022, an operating lease liability of $8,485,011, which represents the present value of the remaining operating lease payments of approximate $9,797,344 discounted using the Company’s weighted average risk-free rate of 3.97% and an operating right-of-use asset of $8,283,929. The difference between the right-of-use asset and the lease liability reflects the existing deferred rent balances as of the date of adoption. As a result of the adoption of the new accounting guidance, the deferred gain balance was recorded to retained earnings through a cumulative effect adjustment net of income tax (see Note 5).

The standard had a material impact on the balance sheets and the statements of operations but did not have an impact on the statements of cash flows. The most significant impact was the recognition of ROU assets and lease liabilities for operating leases.

Leases

The Company leases office and production space and equipment with maturity dates through 2030. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets, and operating lease liabilities on the balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. As most leases do not provide an implicit rate, the Company uses a risk-free rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has elected to recognize payments for short-term leases with a lease term of 12 months or less as expense as incurred and these leases are not included as lease liabilities or right-of-use assets on the balance sheets.

The Company has elected not to separate nonlease components from lease components and instead accounts for each separate lease component and the nonlease component as a single lease component.

Long-Lived Assets

Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Certain long-lived assets to be disposed of by sale are reported at the lower of carrying amount or fair value less cost to sell. As of September 30, 2024 and 2023, long-lived assets are not considered to be impaired by management.

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for contracts with customers, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the Company satisfies a performance obligation.

The Company receives purchase orders from customers for the purchase of a specific product (laboratory equipment and compounding pharmacy airflow products). The pricing and payment terms for purchase orders are based on the Company’s standard terms and conditions or the result of specific negotiations with each customer. Contracts do not contain a significant financing component as the Company’s standard terms and conditions generally require payment within 30 days from the date control of the goods transfers to the customer.

Revenue is recognized when control of the equipment has transferred to the customers. For the majority of the Company’s customer arrangements, control transfers to customers at a point in time when the goods have been delivered to or have been picked up by the customer, as that is generally when legal title, physical possession, and the risks and rewards of those items transfers to the customer.

For the years ended September 30, 2024 and 2023, the Company recognized $73,590,975 and $80,480,312, respectively, from equipment that transferred to the customer at a point in time. The remaining revenue recognized during the years ended September 30, 2024 and 2023, of $1,259,327 and $1,021,028, respectively, relate to in-lab installation and consultation which is recognized over the installation or consultation period.

The timing of revenue recognition, billings, and cash collections results in receivables, contract assets, and contract liabilities. Account receivables are recorded when the right to consideration becomes unconditional and are presented separately on the balance sheets. The Company does not have other contract assets as of September 30, 2024 and 2023. When the Company is entitled to bill a customer in advance of the recognition of revenue, a contract liability is recognized. Contract liabilities represent customer deposits from international customers for the exchange of manufactured products under a contract for which the Company has not yet transferred control of, pursuant to shipping terms. Customer deposits are included in other accrued expenses on the balance sheet. Contract balances were as follows at September 30:

	2024	2023	2022
Accounts Receivable, Net	$10,560,193	$12,211,066	$12,496,358
Customer Deposits	534,026	1,438,273	597,646
Deferred Revenue	322,568	303,933	278,261

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Shipping and Handling

Amounts billed to customers related to shipping and handling costs are included in net revenues in the statements of income and retained earnings. The Company has elected to account for shipping and handling costs as fulfillment costs and are included in cost of sales in the statements of operations and retained earnings. The Company accrues for the costs of shipping and handling activities if revenue is recognized before contractually agreed shipping and handling activities occur.

Practical Expedient

The Company has elected a practical expedient to recognize incremental costs incurred to obtain contracts, which primarily represent sales commissions where the amortization period would be less than one year, as a selling expense when incurred in the financial statements.

Income Taxes

The Company utilizes an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets and liabilities are classified as noncurrent on the balance sheet, regardless of the classification of the related asset or liability for financial reporting purposes.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. No allowance for the deferred tax asset is deemed necessary at September 30, 2024 and 2023.

In accordance with Accounting Standards Codification (“ASC”) 740; Income Taxes, the Company evaluates uncertain tax positions on the basis of a two-step process in which management determines (1) whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more likely than not recognition threshold, the Company recognizes the largest amount of tax obligation that is more than 50% likely to be realized upon ultimate settlement with the related tax authority.

The Company’s income tax returns are subject to review and examination by federal, state, and local authorities. The tax returns for the tax years 2021 through 2023 are open to examination by federal authorities.

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations

Foreign receivables account for approximately 16% and 20% of accounts receivable at September 30, 2024 and 2023, respectively. Foreign sales account for approximately 16% and 21% of net revenues for the years ended September 30, 2024 and 2023, respectively. One customer accounted for approximately 13% of accounts receivable, net, at September 30, 2024. One customer accounted for approximately 10% of accounts receivable, net, at September 30, 2023. One customer accounted for approximately 11% of net revenues for the year ended September 30, 2024. One customer accounted for approximately 10% of net revenues for the year ended September 30, 2023.

The Company recorded gains from foreign currency transactions approximating $29,000 and $53,000 for the years ended September 30, 2024 and 2023, respectively. These gains are included in general and administrative expenses in the statements of income and retained earnings.

Research and Development

Research and development costs are charged to expense as incurred. Total research and development costs were approximately $532,000 and $1,023,000 for the years ended September 30, 2024 and 2023, respectively.

Advertising Costs

Advertising costs are charged to expense as incurred. Advertising expense was approximately $692,000 and $778,000 for the years ended September 30, 2024 and 2023, respectively.

Presentation of Tax Collected from Customers

The Company collects various types of tax from its customers and remits the entire amount to the appropriate government authority. The Company’s accounting policy is to exclude the tax collected and remitted to the governmental authority from net revenues and cost of sales.

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 15, 2025, the date the financial statements were available to be issued.

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 2	INVENTORIES

Inventories consist of the following at September 30:

	2024	2023
Raw Materials and Fabricated Parts	$9,676,838	$12,581,029
Work in Process	718,461	890,568
Finished Goods	2,855,315	2,587,527
Reserve for Slow Moving and Obsolete Inventory	(691,596)	(400,000)

Total	$12,559,018	$15,659,124

NOTE 3	LONG-TERM DEBT

The Company had a revolving line of credit agreement with Wells Fargo Bank, N.A. The line provided for advances up to $1,000,000 and was terminated on October 16, 2024. Interest was payable monthly at the daily Secured Overnight Financing Rate (“SOFR”) plus 1.6%, was due on demand and was secured by accounts receivable, inventory, and equipment. The line of credit was subject to certain financial covenants. The Company did not have an outstanding balance on this line of credit at September 30, 2024 and 2023.

NOTE 4	PRODUCT WARRANTY

The Company sells the majority of its products to consumers along with a limited warranty. The length and terms of the warranty vary based on the products sold. The accompanying financial statements include an $800,000 warranty reserve reported in other accrued expenses for estimated warranty claims based on the Company’s experience of actual claims incurred. The following is a reconciliation of the warranty provision at September 30:

	2024	2023
Reserve Balance - Beginning of Year	$800,000	$800,000
Payments Made During the Year	(1,005,296)	(698,223)
Provision for Current Year Warranties	731,343	779,738
Modification to Existing Reserve	273,953	(81,515)

Reserve Balance - End of Year	$800,000	$800,000

NOTE 5	SALE OF BUILDINGS

Effective April 22, 2020, the Company entered into a sale leaseback agreement in connection with the sale of two manufacturing buildings totaling $14,815,185. The lease terms extend through April 30, 2030. The sale resulted in a gain of approximately $8,856,000. The Company recognized the gain as a liability and was amortizing the gain over the life of the underlying lease term. As part of the adoption of Accounting Standard Codification (ASC) 842 in fiscal 2023, the Company’s remaining deferred gain balance of $6,682,441 was adjusted through retained earnings as a cumulative effect adjustment net of income tax of $1,421,000.

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 6	OPERATING LEASES

The Company leases four facilities for office, manufacturing, and warehouse space in Long Lake, Plymouth, and Crystal, Minnesota under long-term, non-cancelable lease arrangements. The Company also leases a vehicle through 2027. The agreements generally require the Company to pay real estate taxes, insurance, and repairs.

The following table provides quantitative information concerning the Company’s leases at September 30:

	2024	2023
Lease Costs:
Operating Lease Costs	$1,355,898	$1,370,841
Other Information:
Operating Cash Flows from Operating Leases	$1,345,282	$1,323,115
Right-of-Use Assets Obtained in Exchange for New Operating Lease Liabilities	$—	$8,283,929
Weighted-Average Remaining Lease Term - Operating Leases	5.5 Years	6.4 Years
Weighted-Average Discount Rate - Operating Leases	3.97%	3.97%

The Company classifies the total discounted lease payments that are due in the next 12 months as current. A maturity analysis of annual undiscounted cash flows for lease liabilities as of September 30, 2024 is as follows:

Year Ending September 30,	Operating
2025	$1,352,114
2026	1,378,379
2027	1,392,727
2028	1,301,640
2029	1,285,672
Thereafter	725,915

Undiscounted Cash Flows	7,436,447
Less: Imputed Interest	(744,477)

Total Present Value	$6,691,970

Short-Term Lease Liabilities	(1,315,402)
Long-Term Lease Liabilities	(5,376,568)

Total Lease Liability	$(6,691,970)

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 7	INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the accompanying financial statements and consist of taxes currently due plus or minus deferred taxes. Income tax expense (benefit) consisted of the following for the years ended September 30:

	2024	2023
Current:
Federal	$1,277,581	$360,000
State	(1,050,481)	401,000

Total Current	227,100	761,000
Deferred:
Federal	324,448	411,000
State	(37,599)	7,000

Total Deferred	286,849	418,000

Total Provision for Income Taxes	$513,949	$1,179,000

Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit carryforwards that create deferred tax assets and liabilities are as follows for the years ended September 30:

	2024	2023
Deferred Tax Assets:
Reserve for Bad Debts	$35,131	$37,005
Accrued Vacation	208,681	209,515
Accrued Bonus	1,401	—
Inventory Reserve	161,976	84,584
Warranty Reserve	187,365	169,167
UNICAP	46,419	30,815
Federal Benefit of State UTP Reserve	24,242	490,992
Accrued Health Insurance Claims	54,596	50,352
Intangible Assets	113,850	137,902
Accrued Commissions	70,420	153,167
Accrued Shareholder Wages	3,133	1,466
Lease Liability	1,934,904	1,581,027
Section 174 Capitalized Costs	239,785	121,779

Total Current Deferred Tax Asset	3,081,903	3,067,771
Deferred Tax Liabilities:
Property and Equipment	592,351	648,357
Right-of-Use Asset	1,883,495	1,528,414

Total Deferred Tax Liabilities	2,475,846	2,176,771

Total Long-Term Deferred Tax Asset	$606,057	$891,000

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 7	INCOME TAXES (CONTINUED)

A reconciliation of income tax expense at the federal statutory rate to the Company’s actual income tax expense is shown below for the years ended September 30:

	2024	2023
Federal Tax Expense at the Statutory Rates	$1,249,966	$860,676
Foreign-Derived Intangible Income	(61,969)	(67,097)
State Income Tax, Net of Federal Income Tax Benefit	77,497	19,373
Change in Uncertain Tax Positions	(785,889)	383,827
Research and Development Tax Credits	(20,396)	(20,396)
Other Permanent Differences	54,740	2,617

Total	$513,949	$1,179,000

As noted in Note 1, in accordance with ASC 740, the Company evaluates uncertain tax positions on the basis of a two-step process in which management determines (1) whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more likely than not recognition threshold, the Company recognizes the largest amount of tax obligation that is more than 50% likely to be realized upon ultimate settlement with the related tax authority.

The Company evaluated its tax positions and recorded uncertain tax positions of $2,335,585 as of September 30, 2023. As of September 30, 2024 there were no uncertain tax positions. The Company recognizes interest related to uncertain tax positions in the provision for income taxes. Interest for the fiscal years ended September 30, 2024 and 2023 was $105,100 and $296,294, respectively. The Company does not expect significant changes in its liability for uncertain tax positions over the next 12 months. The change in the uncertain tax position consists of the following:

	2024	2023
Beginning Balance	$2,335,585	$1,951,758
Increases Related to Tax Positions taken During a Prior Year	—	164,171
(Decreases) Increases Related to Tax Positions taken During the Current Year	(2,335,585)	219,656

Ending Balance	$—	$2,335,585

(18)

NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 8	PRIOR PERIOD ADJUSTMENT

During the year ended September 30, 2024, the Company discovered that previously issued financial statements included certain errors in applying U.S. GAAP. As result of correction of these errors, as of October 1, 2022, the Company decreased its total equity by $489,959 for the cumulative effect of the correction of the errors. Had these errors not occurred, the prior year income from operations would have increased by $36,275.

Based upon management’s review, it has been determined that these errors were immaterial. The errors related to the recording of revenue cutoff.

The effect on the Company’s previously issued 2023 financial statements is summarized as follows:

Balance sheet as of September 30, 2023:

	As Previously Reported	As Revised	Change
Accounts Receivable, Net	$12,548,376	$12,211,066	$(337,310)
Inventories	15,498,549	15,659,124	160,575
Accrued Commissions	1,514,887	1,487,902	(26,985)
Other Accrued Expenses	2,696,500	3,000,433	303,933
Retained Earnings	27,655,814	27,202,131	(453,683)

Total	$59,914,126	$59,560,656	$(353,470)

Statement of income for the year ended September 30, 2023:

	As Previously Reported	As Revised	Change
Net Revenues	$81,306,605	$81,501,340	$194,735
Cost of Revenues	58,324,485	58,459,987	135,502
Selling Expenses	12,080,515	12,103,472	22,957

Net Income	$151,711,605	$152,064,799	$353,194

Statement of cash flows for the year ended September 30, 2023:

	As Previously Reported	As Revised	Change
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$2,919,459	$2,955,735	$36,276
Accounts Receivable	(52,018)	(338,989)	(286,971)
Inventory	772,598	908,100	135,502
Accrued Expenses	984,500	1,099,693	115,193

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NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 9	FAIR VALUE MEASUREMENTS

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Disclosures about instruments measured at fair value require the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities as of the reporting date.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities as of the reporting date.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair values of assets measured as of September 30 are as follows:

	2024
	Level 1	Level 2	Level 3	Total
Certificate of Deposit	$991,082	—	—	$991,082

	2023
	Level 1	Level 2	Level 3	Total
Certificate of Deposit	$985,473	—	—	$985,473

NOTE 10	BENEFIT PLAN

The Company has a qualified profit sharing plan which also includes a retirement plan under Section 401(k) of the Internal Revenue Code (IRC). The plan covers substantially all employees after specified periods of service and attainment of minimum age requirements. Profit sharing and employer 401(k) matching contributions to the plan are determined at the discretion of the board of directors but are limited to the maximum amount allowed as a deduction under the IRC. Contributions to the plan were approximately $461,000 and $455,000 for the years ended September 30, 2024 and 2023, respectively.

NOTE 11	SELF-FUNDED INSURANCE PLAN

The Company has a self-funded insurance plan for employee medical coverage. The plan has stop-loss insurance, which limits the Company’s losses during the policy period to $120,000 per person and a maximum aggregate of approximately $4,023,000. The Company estimates its obligation for unpaid claims and claims incurred but not reported based on management’s knowledge and experience about past and current claims, and assumptions about future claims. As of September 30, 2024 and 2023, the reserve for self-insured medical claims included in other accrued expenses was approximately $233,000 and $238,000, respectively.

NOTE 12	STOCKHOLDER AGREEMENT

The stockholders entered into an agreement that restricts the transfer of voting and nonvoting common stock as specified in the agreement. The Company retains the right of first refusal to purchase a stockholder’s share of common stock. Individual stockholders have a put option to require the Company to purchase all of their shares of stock at any time based on the terms and conditions set forth in the stockholder agreement. The purchase price specified in the agreement is the fair market value on the date of the sale determined by an independent appraisal. The payment of the purchase price will include a portion paid immediately in cash with the remaining amount to be paid through terms defined in the agreement.

(20)

NU AIRE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 13	STOCK REDEMPTION

Effective November 8, 2019, the Company redeemed 89,500 shares of common stock from a stockholder. In conjunction with the redemption, the Company entered into a noncompete agreement with the former owner for $1,250,000. The term of the noncompete agreement runs through November 9, 2024. The Company has capitalized the noncompete agreement and is amortizing the cost over the term of the agreement. Amortization expense incurred on this noncompete agreement was $250,000 for the years ended September 30, 2024 and 2023. The net balance of the capitalized noncompete agreement as of September 30, 2024 and 2023 was $20,833 and $270,833, respectively.

NOTE 14	SUBSEQUENT EVENTS

On October 30, 2024, the Company made a dividend distribution totaling $12,612,600.

On November 1, 2024, the stockholders of the Company sold 100% of their stock to an unrelated third party.

(21)